EXHIBIT 99.1
ECHOSTAR ANNOUNCES EARLY REDEMPTION
OF
FLOATING RATE SENIOR NOTES
ENGLEWOOD, Colo., Sept. 5, 2006 — EchoStar Communications Corporation (Nasdaq: DISH) announced that its subsidiary, EchoStar DBS Corporation, elected to redeem all of its outstanding Floating Rate Senior Notes due 2008 on Sept. 1, 2006. In accordance with the terms of the indenture governing the notes, the $500 million principal amount of notes will be redeemed effective Oct. 1, 2006, at a redemption price of 101.000% of the principal amount, for a total of $505 million. Interest on the notes will be paid through the Oct. 1, 2006, redemption date. The trustee for the notes is the U.S. Bank National Association, telephone 1-800-934-6802. This announcement is neither a request nor an offer for tender of securities of EchoStar Communications Corporation or EchoStar DBS Corporation.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Except for historical information contained herein, the matters set forth in this press release are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in EchoStar Communication Corporation’s Disclosure Regarding Forward-Looking Statements included in its recent filings with the Securities and Exchange Commission, including its annual report on Form 10-K and its most recent quarterly report on Form 10-Q. The forward-looking statements speak only as of the date made, and EchoStar Communications Corporation expressly disclaims any obligation to update these forward-looking statements.
About EchoStar
EchoStar Communications Corporation (NASDAQ: DISH) serves more than 12 million satellite TV customers through its DISH Network, the fastest growing U.S. provider of advanced digital television services in the last six years. DISH Network offers hundreds of video and audio channels, Interactive TV, HDTV, sports and international programming, together with professional installation and 24-hour customer service. Visit EchoStar’s DISH Network at www.dishnetwork.com or call 1-800-333-DISH (3474).
Press: Kathie Gonzalez, 720-514-5351, press@echostar.com
Investor Relations: Jason Kiser, 303-723-2210, Jason.kiser@echostar.com